Exhibit 99.1

Mathieu Peloquin, Seasoned Executive of Stingray Group Inc., Joins Singing Machine Board of Directors

Mr. Peloquin brings more than 20 years of experience as an expert marketer,

strategist and leader of key business initiatives in Media and Entertainment

Fort Lauderdale, FL, December 1, 2021 — The Singing Machine Company, Inc. (“Singing Machine” or the “Company”) (OTCQX: SMDM) — the North American leader in consumer karaoke products – today announced that Mathieu Peloquin, Senior Vice President of Marketing and Communications for Stingray Group Inc. (“Stingray”), has joined the board of Singing Machine. Stingray has been a long-time premium partner of Singing Machine, delivering the most extensive library of expertly produced and licensed karaoke content. In August of 2021, Stingray made a strategic investment in Singing Machine to further deepen the relationship.

“We are beyond thrilled to announce that Mathieu Peloquin will be joining our board of directors. For 8+ years, Mr. Peloquin has been responsible for driving key marketing initiatives for Stingray as well as broader go-to-market strategies and business development initiatives. We are excited to leverage his experience at one of the most recognized providers of music, media and entertainment in the world,” noted Gary Atkinson, CEO of Singing Machine. “On our list of key initiatives for 2022 includes building on our recurring subscription revenue associated with our Stingray partnered products. Mathieu Peloquin has extensive experience executing on similar strategies at scale and will be a great addition to the Singing Machine team.”

Mathieu Peloquin was appointed Senior Vice-President, Marketing and Communications at Stingray in 2013 and oversees marketing, communication strategies, content and investor relations. Mr. Peloquin brings more than 20 years of experience as an expert marketer, strategist and inspiring leader to Singing Machine. Prior to joining Stingray, Mr. Peloquin was Vice President of Marketing at Transcontinental Media Inc. and Vice President of Transcontinental Media Inc.’s Digital Marketing Solutions Group from 2010 to 2013. He also held several executive positions at
Reader’s Digest Magazines Canada Limited and co-founded Equinox Marketing Services.

Mr. Peloquin never misses an opportunity to give back to the industry and the community. He currently sits on the board of LANDR Audio, a cloud-based, artificial intelligence music creation platform and has been a member of the Relationship Marketing Association and the Canadian Marketing Association for many years. He is also currently a member of the Marketing Network of the Cercle des Présidents and supports multiple causes including Centraide du Grand Montreal.

Mr. Peloquin is a CPA, CMA and holds a Bachelor of Commerce from the School of Management of the Université du Québec à Montréal.

About The Singing Machine

Singing Machine® is the leading provider of karaoke products to consumers across the world. The Company offers the industry’s widest line of at-home and in-car karaoke entertainment products, which allow consumers to find a machine that suits their needs and skill level. The Company’s products are sold in over 25,000 locations worldwide, including at well-known retailers such as Amazon, Costco, Sam’s Club, Target, and Walmart. As the most recognized brand in karaoke, Singing Machine products incorporate the latest technology and provide access to over 100,000 songs for streaming through its mobile app and select WiFi-capable products. To learn more, go to www.singingmachine.com.

Investor Relations Contact:

Brendan Hopkins

(407) 645-5295

investors@singingmachine.com

www.singingmachine.com

www.singingmachine.com/investors

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2021. You should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.